Exhibit 4.1

CUSIP No. 43741N 10 3

                                                                                                                     S H A R E
***0000***                                                                                                    ***0,000***

Incorporated under the laws of the state
of Florida

Authorized To Issue 100,000.000 Shares of COMMON Stock At $0.00001 Par Value

This Certifies That
Is hereby issued                                fully paid and non-assessable Common Shares of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this              day of                 A.D.            .

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SECRETARY                                                                                                                                                       PRESIDENT